Exhibit 10.27

TENTH AMENDMENT
to
LEASE BETWEEN
EMERY STATION OFFICE H, LLC (LANDLORD)
And
KINEMED, INC. (TENANT)

That certain Lease dated May 5, 2002 by and between Emery Station Office II, LLC (successor-in-interest to Emery Station Associates H, LLC), as Landlord, and KineMed, Inc., as Tenant, (the “Original Lease”) as such was amended via First Amendment executed on June 27, 2003 (the “First Amendment”), via Second Amendment whose effective date was December 1, 2004 (the “Second Amendment”), via Revised Third Amendment whose effective date was February 28, 2005 (the “Third Amendment”), via Revised Fourth Amendment whose effective date was March 15, 2005 (the “Fourth Amendment”), via Fifth Amendment whose effective date was August 31, 2008 (the “Fifth Amendment”), whose Sixth Amendment with a contemplated effective date of December 1, 2008 (the “Sixth Amendment”) was never fully executed by mutual agreement of the parties, via Seventh Amendment whose effective date was May 1, 2009 (the “Seventh Amendment”), via Eighth Amendment dated July 31, 2010 (the “Eighth Amendment”) and via Ninth Amendment whose effective date was February 10, 2011 (the “Ninth Amendment”), is hereby further amended by the terms of this Tenth Amendment (the “Tenth Amendment). The Tenth Amendment shall have an Effective Date of April 1, 2013 (the “Tenth Amendment Effective Date”). From and after the Tenth Amendment Effective Date, the Original Lease as amended by the First, Second, Third, Fourth, Fifth, Seventh, Eighth and Ninth Amendments and now by this Tenth Amendment, shall collectively constitute and be referred to as the “Lease” for all purposes thereunder.

I.	Landlord and Tenant hereby agree to extend the expiry of the Lease Term by fifty (50) months to become September 30, 2017 (the “Extended Lease Term”).

II.	Up to and including July 31, 2013, Monthly Base Rent shall be as called for in the Ninth Amendment. Effective August 1, 2013, Monthly Base Rent shall be as follows:

PERIOD	MONTHLY BASE RENT
8/1/13 - 8/31/13	$0.00
9/1/13 - 7/31/14	$27,958.00
8/1/14 - 7/31/15	$28,796.74
8/1/15 - 8/31/15	$0.00
9/1/15 - 7/31/16	$29,660.64
8/1/16 - 7/31/17	$30,550.46
8/1/17 - 9/30/17	$31,466.98

III.	Promptly following the mutual execution of this Tenth Amendment, Landlord shall, at its sole cost and expense, make the following improvements to Tenant's Premises:

•	Add a circuit breaker to the existing panel in KineMed's LC/MS room (or at Landlord's sole option, install a new panel therefore, if needed), which circuit breaker will supply 200 amps of 120-208 volt, 3-phase power.

•	Install new Building Standard carpet, of a color reasonably selected by Tenant, in all locations of the Premises where carpet currently exists. Tenant agrees and acknowledges that such installation shall require Tenant's cooperation in temporarily relocating certain FF&E, etc. to facilitate Landlord's re-carpeting.

IV.	Tenant hereby represents to Landlord that it has been represented by Jonathan Tomasco of Cornish & Carey in this transaction and that other than to he no brokerage commission will be payable to any tenant broker or representative as a result hereof.

V.	Except for those terms outlined herein, all other terms and conditions of the Lease, as amended, and Work Letter shall apply.

In witness hereof, the parties have executed this Tenth Amendment.

TENANT:		LANDLORD:

KineMed, Inc., a Delaware Corporation		Emery Station Office II LLC, a
California Limited Liability Company

By:	/s/ David M. Fineman	By:	/s/ R. Robbins

Print Name:	David M. Fineman	Print Name:	Richard K. Robbins

Its:	Pres & CEO	Its:	Managing Member

Dated: 4/8/13		Dated: 4/26/13